Exhibit 10.33(b)

FIRST AMENDMENT TO THE

BMC SOFTWARE, INC. 2007 INCENTIVE PLAN

THIS FIRST AMENDMENT is made on this 21st of July 2008, by BMC Software, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”).

WITNESSETH:

WHEREAS, the Company maintains the BMC Software, Inc. 2007 Incentive Plan (the “2007 Plan”); and

WHEREAS, the Company desires to amend the 2007 Plan to provide the Compensation Committee of the Board of Directors (the “Compensation Committee”) with the power to authorize one or more officers of the Company and/or the Chairman of the Compensation Committee to grant awards under the Plan to individuals other than officers and directors of the Company.

NOW, THEREFORE, effective as of July 21, 2008, the 2007 Plan is hereby amended by inserting into the first sentence of Section 2.3(b) the phrase “the Compensation Committee of” immediately before the phrase “the Board of Directors may by resolution”.

Except as specifically amended hereby, the 2007 Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed on the date first written above.

BMC SOFTWARE, INC.

By:	/s/ Michael A. Vescuso
Michael A. Vescuso
Senior Vice President, Administration

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